                                                                     EXHIBIT 2.2

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 NO. 04-3072943           NO.
                                     ------------------       ------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                         ARTICLES OF *[XXXXX]* MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


*[XXXXX]* merger of                           Atria Software, Inc. and
                                              ---------------------------------
                                              CST Acquisition Corporation
                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              the constituent corporations, into

                                              Atria Software, Inc.
                                              ----------------------------------

                                              *[XXXXX]* one of the constituent
                                              corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *[XXXXX]* merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *[XXXXX]* surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *[XXXXX]* merger determined pursuant to the agreement of *[XXXXX]* merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

        5:00 p.m.  (Boston Massachusetts time) on August 26, 1996

3.  (FOR A MERGER)
**The following amendments to the articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

        See Continuation Page 3 which is attached hereto and incorporated herein by reference.


*Delete the inapplicable word.       **If there are no provisions state "None."
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

(a) Article 3 is hereby amended by deleting said Article 3 in its entirety and substituting in lieu thereof the following: The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                         WITHOUT PAR VALUE               WITH PAR VALUE
     CLASS OF STOCK      NUMBER OF SHARES      NUMBER OF SHARES     PAR VALUE
     --------------      -----------------     ----------------     ---------
     Preferred           N/A                   N/A                  N/A
     Common              N/A                   50,000,000           $.01


(b) Article 4 is hereby amended by deleting said Article 4 in its entirety and substituting in lieu thereof the following:

                                Not Applicable.

(c) Article 6 is hereby amended by deleting paragraph 6 thereof and as so amended Article 6 shall read in its entirety as follows:

         Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         1. The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provisions of law imposing such liability; provided, however, that, to extend provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholder,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         2. Meetings of the stockholder of the corporation may be held anywhere in the United States.

         3. The directors of the corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law of the by-laws requires action by the stockholders.

         4. The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         5.  The corporation may become a partner in any business.


                              CONTINUATION PAGE 3

(For a consolidation)
[XXXXX]





[XXXXX]


WITHOUT PAR VALUE                                      WITH PAR VALUE
- -------------------------------------------------------------------------------------
TYPE       | NUMBER OF SHARES    ||     TYPE       | NUMBER OF SHARES   |   PAR VALUE
- -----------|---------------------||----------------|--------------------|-------------
Common:    |                     ||     Common:    |                    |
- -----------|---------------------||----------------|--------------------|-------------
           |                     ||                |                    |
- -----------|---------------------||----------------|--------------------|-------------
Preferred: |                     ||     Preferred: |                    |
- -----------|---------------------||----------------|--------------------|-------------
           |                     ||                |                    |
- --------------------------------------------------------------------------------------

**[XXXXX]


**[XXXXX]


**[XXXXX]



**If there are no provisions state "None".

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *[XXXXX]* surviving corporation.

(a) The street address of the *[XXXXX]* surviving corporation in Massachusetts is: (post office boxes are not acceptable)

               Atria Software, Inc.
               20 Maguire Road, Lexington, MA 02173
(b) The name, residential address, and post office address of each director and officer of the *[XXXXX]* surviving corporation is:


              NAME                      RESIDENTIAL ADDRESS         POST OFFICE ADDRESS
President:   Chuck Bay                  1309 S. Mary Avenue         1309 S. Mary Avenue
                                        Sunnyvale, CA 94082         Sunnyvale, CA 94082

Treasurer:   Chuck Bay                  same as above               same as above

Clerk:       Chuck Bay                  same as above               same as above

Directors:   Chuck Bay                  same as above               same as above

             W. Geoffrey Stein, Esq.    35 Prospect Street          35 Prospect Street
                                        Melrose, MA 02176           Melrose, MA 02176

             Brian Moore                1309 S. Mary Avenue         1309 S. Mary Avenue
                                        Sunnyvale, CA 94082         Sunnyvale, CA 94082

(c) The fiscal year (i.e. tax year) of the *[XXXXX]* surviving corporation shall end on the last day of the month of: 12/31

(d) The name and business address of the resident agent, if any, of the *resulting/*surviving corporation is:

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *consolidation/*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.


/s/ Elliot M. Katzman                                   *[XXXXX]* Vice President
- ------------------------------------------------------,
Elliott M. Katzman


/s/ W. Geoffrey Stein, Esq.                                      *Clerk* [XXXXX]
- ---------------------------------------------------------------,
W. Geoffrey Stein, Esq.

of                          Atria Software, Inc.
  ------------------------------------------------------------------------------
                       (Name of constituent corporation)

/s/ Eric Willgohs                                                  *President/*
- ------------------------------------------------------------------,
Eric Willgohs


/s/ Eric Willgohs                                                      *Clerk/*
- ----------------------------------------------------------------------,
Eric Willgohs

of                          CST Acquisition Corporation
  ------------------------------------------------------------------------------
                       (Name of constituent corporation)

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                     ARTICLES OF *CONSOLIDATION / *MERGER
                   (General Laws, Chapter 156B, Section 78)


                 --------------------------------------------
                 --------------------------------------------


    I hereby approve the within Articles of *Consolidation / *Merger and, the filing fee in the amount of $ ________________ , having been paid, said articles are deemed to have been filed with me this _____________ day of ___________________________________________ , 19 _____________.



     Effective date: _____________________________________________________








                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth















                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:



                     James D. Doherty, Esq.
        ____________________________________________________________
                     Testa, Hurwitz & Thibeault, LLP
        ____________________________________________________________
                     High Street Tower, 125 High Street
        ____________________________________________________________
                     Boston, MA  02110
        ____________________________________________________________
        Telephone:   (617) 248-7000
                  __________________________________________________